UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2008

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the anticipated re-domestication of ACE Limited (the “Company”) to Switzerland, the Company entered into amendments and waivers to various credit facilities, effective as of July 10, 2008, to reflect the anticipated continuation of the Company as a Swiss company and to waive any potential default under any such credit facility that may have arisen upon the effectiveness of the re-domestication. See Exhibits 10.3 through 10.8 for copies of such amendments and waivers, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 14, 2008, the ACE Limited 2004 Long-Term Incentive Plan, as amended through the fourth amendment (the “LTIP”), was approved by the Company’s shareholders. As a result of the fourth amendment, an additional 4 million shares are now available for awards under the LTIP. A more complete description of the LTIP is contained in Company’s Proxy Statement/Prospectus dated May 30, 2008, as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on May 30, 2008, under the heading “Approval of ACE Limited 2004 Long-Term Incentive Plan as Amended through the Fourth Amendment,” which is hereby incorporated herein by reference. For the full text of the LTIP, see Exhibit 10.2 hereto, which is hereby incorporated herein by reference.

In addition, in connection with the Company’s anticipated re-domestication to Switzerland, and for the sole purpose of documentation of work that is expected to be performed in Switzerland, the Company entered into employment agreements with Evan Greenberg, the Company’s Chairman and Chief Executive Officer, Philip Bancroft, the Company’s Chief Financial Officer, and Robert Cusumano, the Company’s General Counsel. These employment agreements did not change these officers’ responsibilities to the ACE group of companies or their aggregate compensation from the ACE group of companies. These employment agreements formally establish that the named executive officers who are parties thereto have responsibilities directly with ACE Limited as a Swiss company and will receive compensation specifically for work performed in Switzerland. These employment agreements specify that these officers (i) are employees of the Swiss parent company, (ii) shall receive compensation allocable to such employment agreement (as opposed to compensation allocable to their work for other ACE companies) that reflects 10% of the total compensation such named executive officer is currently receiving, and (iii) shall work a portion of their time in Switzerland for ACE Limited approximating 10% of their annual work calendar. The Company may use the same form of employment agreement for these officers to allocate a percentage of their salaries to other subsidiaries of the Company. The form of employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD disclosure

Shareholders Approve Resolutions to Facilitate ACE Continuation in Zurich, Switzerland. At the Company’s reconvened annual general meeting on July 14, 2008, the Company’s shareholders approved the balance of the proposals necessary to approve the Company’s continuation in Zurich, Switzerland.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Form of employment agreement between the Company (or subsidiaries of the Company) and executive officers of the Company to allocate a percentage of aggregate salary to the Company (or subsidiaries of the Company)

10.2*	ACE Limited 2004 Long-Term Incentive Plan, as amended through the fourth amendment

10.3	Third Amendment and Waiver dated as of 10 July 2008 to Credit Agreement dated as of 13 December 2005, as amended on 22 June 2007 and as amended and restated on 19 December 2007, among ACE Australia Holdings Pty Limited, as borrower, the Company, as guarantor, various financial institutions and The Royal Bank of Scotland plc, as agent.

10.4	Second Amendment and Waiver dated as of July 10, 2008 to Credit Agreement dated as of December 13, 2005, as previously amended, among ACE European Holdings No. 2 Limited, as borrower, the Company, as guarantor, various financial institutions and The Royal Bank of Scotland plc, as agent.

10.5	Ninth Amendment Agreement dated as of 10 July, 2008 to Letter of Credit Facility Agreement originally dated as of 19 November, 1999 (as most recently amended pursuant to the Seventh Amendment and Restatement Agreement dated 17 November, 2006 and the Eighth Amendment Agreement dated as of 16 November, 2007) between, among others, the Company, as account party, certain subsidiaries thereof, as guarantors, various banks and Citibank International plc, as agent and security trustee for the banks.

10.6	First Amendment and Waiver dated as of July 10, 2008 to Second Amended and Restated Credit Agreement dated as of November 8, 2007, among the Company and certain subsidiaries thereof, as borrowers, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent.

10.7	First Amendment and Waiver dated as of July 10, 2008 to Second Amended and Restated Reimbursement Agreement dated as of November 8, 2007, among the Company and certain subsidiaries thereof, as account parties, various financial institutions and Wachovia Bank, National Association, as administrative agent.

10.8	First Amendment and Waiver dated as of July 10, 2008 to Term Loan Agreement dated as of April 1, 2008, among ACE INA Holdings Inc., as borrower, the Company and certain of its subsidiaries, as guarantors, various financial institutions and Bank of America, N.A., as administrative agent.

*	Management Contract or Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ ROBERT F. CUSUMANO
Robert F. Cusumano
General Counsel

DATE: July 16, 2008